THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT’) OR UNDER ANY APPLICABLE STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, INCLUDING (BUT NOT LIMITED TO) IN ACCORDANCE AND IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, IF REQUESTED, OR (II) UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDER SAID ACT.
THIS SUBORDINATED NOTE IS A GLOBAL SUBORDINATED NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO AS NOMINEE OF THE DEPOSITORY TRUST COMPANY (“DTC”) OR A NOMINEE OF DTC. THIS SUBORDINATED NOTE IS EXCHANGEABLE FOR SUBORDINATED NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SUBORDINATED NOTE (OTHER THAN A TRANSFER OF THIS SUBORDINATED NOTE AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES SPECIFIED IN THE INDENTURE.
UNLESS THIS SUBORDINATED NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SUBORDINATED NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO, OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
TRANSFERS OF THIS SUBORDINATED NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS SUBORDINATED NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
THIS SECURITY AND THE OBLIGATIONS OF THE COMPANY (AS DEFINED HEREIN) AS EVIDENCED HEREBY (1) ARE NOT DEPOSITS WITH OR HELD BY THE COMPANY AND ARE NOT INSURED OR GUARANTEED BY ANY FEDERAL AGENCY OR INSTRUMENTALITY, INCLUDING, WITHOUT LIMITATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION AND (2) ARE SUBORDINATE IN THE RIGHT OF PAYMENT TO ALL SENIOR INDEBTEDNESS (AS DEFINED IN THE INDENTURE IDENTIFIED HEREIN).
CERTAIN ERISA CONSIDERATIONS:
THE HOLDER OF THIS SECURITY, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS SECURITY OR ANY INTEREST HEREIN, UNLESS SUCH

PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SECURITY, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE AND HOLDING. ANY PURCHASER OR HOLDER OF THIS SECURITY OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO WHICH TITLE I OF ERISA OR SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.
ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF ANY OF THE SECURITIES SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING SUCH SECURITIES.

No. 1                         CUSIP/ISIN: 320557 AH4 / US320557AH42
FIRST INTERNET BANCORP
8.00% FIXED TO FLOATING RATE SUBORDINATED NOTE DUE SEPTEMBER 15, 2036
1.Indenture; Holders. This note is one of a duly authorized issue of notes of First Internet Bancorp, an Indiana corporation (the “Company”) designated as the “8.00% Fixed to Floating Rate Subordinated Notes due 2036” (the “Subordinated Notes”) in an aggregate principal amount of $20.5 million and initially issued on September 10, 2026. The Company has issued this Subordinated Note under that certain Subordinated Indenture dated as of September 30, 2016 (the “Base Indenture”), as supplemented by that certain Fifth Supplemental Indenture, dated as of September 10, 2026 (the “Fifth Supplemental Indenture”), as the same may be amended or supplemented from time to time (“Indenture”), between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank, National Association), as Trustee (the “Trustee”). All capitalized terms not otherwise defined in this Subordinated Note will have the meanings assigned to them in the Indenture. The terms of this Subordinated Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. This Subordinated Note is subject to all such terms, and the Holder is referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Subordinated Note irreconcilably conflicts with the express provisions of the Indenture, the provisions of the Indenture will govern and be controlling.
2.Payment. The Company, for value received, promises to pay to Cede & Co., or its registered assigns, the principal sum of Seventeen Million Five Hundred Thousand Dollars (U.S.) ($17,500,000), plus accrued but unpaid interest on September 15, 2036 (the “Maturity Date”) and to pay interest thereon (i) from and including the original issue date of the Subordinated Notes to but excluding September 15, 2031 or the earlier redemption date contemplated by Section 5 (Redemption) of this Subordinated Note (the “Fixed Rate Period”), at the rate of 8.00% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months and payable semi-annually in arrears on March 15 and September 15 of each year (each payment date, a “Fixed Rate Interest Payment Date”), beginning March 15, 2027 and (ii) from and including September 15, 2031 to but excluding the Maturity Date or earlier redemption date contemplated by Section 5 (Redemption) of this Subordinated Note (the “Floating Rate Period”), at the rate per annum, reset quarterly, equal to the Floating Interest Rate (as defined below) determined on the Floating Interest Determination Date (as defined below) of the applicable interest period plus 373.5 basis points, computed on the basis of a 360-day year and the actual number of days elapsed and payable quarterly in arrears (each quarterly period a “Floating Interest Period”) on March 15, June 15, September 15 and December 15 of each year (each payment date, a “Floating Rate Interest Payment Date”). Dollar amounts resulting from this calculation shall be rounded to the nearest cent, with one-half cent being rounded up. The term “Floating Interest Determination Date” means the date upon which the Floating Interest Rate is determined by the Company pursuant to the Three-Month Term SOFR Conventions. Notwithstanding anything to the contrary, (i) in the event the Three-Month Term SOFR (as defined below) is less than zero, the Three-Month Term SOFR shall be deemed to be zero, and (ii) if a Benchmark Transition Event (as defined below) and its related Benchmark Replacement Date (as defined below) have occurred and the Benchmark Replacement (as defined below) is less than zero, then the Benchmark Replacement shall be deemed to be zero.
(a)An “Interest Payment Date” is either a Fixed Interest Rate Payment Date or a Floating Rate Interest Payment Date, as applicable.
(b)The “Floating Interest Rate” means:

(i)initially Three-Month Term SOFR (as defined below).
(i)Notwithstanding the foregoing clause (i) of this Section 2(b):
(1)If the Company determines prior to the relevant Floating Interest Determination Date that a Benchmark Transition Event and its related Benchmark Replacement Date (each of such terms as defined below) have occurred with respect to Three-Month Term SOFR, then the Company shall promptly provide notice of such determination to the Holders and Section 2(c) (Effect of Benchmark Transition Event) will thereafter apply to all determinations, calculations and quotations made or obtained for the purposes of calculating the Floating Interest Rate payable on the Subordinated Notes during a relevant Floating Interest Period.
(2)However, if the Company determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, but for any reason the Benchmark Replacement has not been determined as of the relevant Floating Interest Determination Date, the Floating Interest Rate for the applicable Floating Interest Period will be equal to the Floating Interest Rate on the last Floating Interest Determination Date for the Subordinated Notes, as determined by the Company.
(ii)If the then-current Benchmark (as defined below) is Three-Month Term SOFR and any of the foregoing provisions concerning the calculation of the interest rate and the payment of interest during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions (as defined below) determined by the Company, then the relevant Three-Month Term SOFR Conventions (as defined below) will apply.
(c)Effect of Benchmark Transition Event.
(i)If the Company determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time (as defined below) in respect of any determination of the Benchmark (as defined below) on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Subordinated Notes during the relevant Floating Interest Period in respect of such determination on such date and all determinations on all subsequent dates.
(ii)In connection with the implementation of a Benchmark Replacement, the Company will have the right to make Benchmark Replacement Conforming Changes from time to time, and such changes shall become effective without consent from the relevant Holders or any other party.
(iii)Any determination, decision or election that may be made by the Company (or, where the provisions herein so expressly provide, by the Calculation Agent) pursuant to the benchmark transition provisions set forth herein, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action or any selection:
(1)will be conclusive and binding absent manifest error;
(2)if made by the Company, will be made in the Company’s sole discretion;
(3)if made by the Calculation Agent, will be made after consultation with the Company, and the Calculation Agent will not make any such determination, decision or election to which the Company reasonably objects; and
(4)notwithstanding anything to the contrary in this Subordinated Note or the Purchase Agreement, shall become effective without consent from the relevant Holders or any other party.
(iv)For the avoidance of doubt, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, interest payable on this Subordinated Note for the

Floating Rate Period will be an annual rate equal to the sum of the applicable Benchmark Replacement and the spread specified on the face hereof.
(v)As used in this Subordinated Note:
(1)“Benchmark” means, initially, Three-Month Term SOFR; provided that if the Company has determined that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement. Notwithstanding the foregoing, in the event that the Benchmark as determined in accordance with the applicable definitions is less than zero, the Benchmark for such interest period shall be deemed to be zero.
(2)“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (a) the Company cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company, as of the Benchmark Replacement Date:
a.the sum of (x) Compounded SOFR and (y) the Benchmark Replacement Adjustment;
b.the sum of: (x) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (y) the Benchmark Replacement Adjustment;
c.the sum of: (x) the ISDA Fallback Rate and (y) the Benchmark Replacement Adjustment;
d.the sum of: (x) the alternate rate of interest that has been selected by the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating-rate notes at such time and (y) the Benchmark Replacement Adjustment.
(3)“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company, as of the Benchmark Replacement Date:
a.the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;
b.if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;
c.the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating-rate notes at such time.

(4)“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Floating Interest Period,” timing and frequency of determining rates with respect to each Floating Interest Period and making payments of interest, rounding of amounts or tenors and other administrative matters) that the Company decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company decides that adoption of any portion of such market practice is not administratively feasible or if the Company determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company determines is reasonably necessary).
(5)“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
a.in the case of clause (a) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;
b.in the case of clause (b) or (c) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or
c.in the case of clause (d) of the definition of “Benchmark Transition Event,” the date of such public statement or publication of information referenced therein.
For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).
For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for purposes of such determination.
(6)“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
a.if the Benchmark is Three-Month Term SOFR, the Company determines that the use of a forward-looking rate for the Corresponding Tenor based on SOFR is not administratively feasible;
b.a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;
c.a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

d.a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.
(7)“Calculation Agent” means such bank or other entity (which may be the Company or an affiliate of the Company) as may be appointed by the Company to act as Calculation Agent for the Subordinated Notes during the Floating Rate Period.
(8)“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Company or its designee in accordance with:
the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:
if, and to the extent that, the Company or its designee determines that Compounded SOFR cannot be determined in accordance with clause (a) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Company or its designee giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating-rate notes at such time.
For the avoidance of doubt, the calculation of Compounded SOFR will exclude the Benchmark Replacement Adjustment (if applicable) and the spread specified in Section 3.02(e)(ii) of the Fifth Supplemental Indenture.
(9)“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor having approximately the same length (disregarding business day adjustment) as the initial or then-current Benchmark.
(10)“FRBNY” means the Federal Reserve Bank of New York.
(11)“FRBNY’s Website” means the website of the FRBNY at http://www.newyorkfed.org, or any successor source.
(12)“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.
(13)“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor thereto.
(14)“ISDA Definitions” means the 2021 ISDA Interest Rate Derivatives Definitions published by the ISDA or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
(15)“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.
(16)“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
(17)“Reference Time” with respect to any determination of a Benchmark means (1) if the Benchmark is Three-Month Term SOFR, the time determined by the Company after giving effect to the Three-Month Term SOFR Conventions, and (2) if the

Benchmark is not Three-Month Term SOFR, the time determined by the Company after giving effect to the Benchmark Replacement Conforming Changes.
(18)“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.
(19)“SOFR” means the daily Secured Overnight Financing Rate provided by the FRBNY, as the administrator of the benchmark (or a successor administrator), on the FRBNY’s Website.
(20)“Term SOFR” means the forward-looking term rate for the Corresponding Tenor based on SOFR that has been selected or recommended by the Term SOFR Administrator.
(21)“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Company).
(22)“Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any Floating Interest Period, as determined by the Company after giving effect to the Three-Month Term SOFR Conventions. All percentages used in or resulting from any calculation of Three-Month Term SOFR shall be rounded, if necessary, to the nearest one-hundred-thousandth of a percentage point, with 0.000005% rounded up to 0.00001%.
(23)“Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “Floating Interest Period”, timing and frequency of determining Three-Month Term SOFR with respect to each Floating Interest Period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Company decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the Company decides that adoption of any portion of such market practice is not administratively feasible or if the Company determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the Company determines is reasonably necessary).
(24)“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
(d)In the event that any scheduled Interest Payment Date for the Subordinated Notes falls on a day that is not a Business Day (as defined below), then payment of interest payable on such Interest Payment Date will be paid on the next succeeding day which is a Business Day (any payment made on such date will be treated as being made on the date that the payment was first due and no interest on such payment will accrue for the period from and after such scheduled Interest Payment Date); provided that, in the event that any scheduled Floating Rate Interest Payment Date falls on a day that is not a Business Day and the next succeeding Business Day falls in the next succeeding calendar month, such Floating Rate Interest Payment Date will be accelerated to the immediately preceding Business Day, and, in each such case, the amounts payable on such Business Day will include interest accrued to but excluding such Business Day. The term “Business Day” means any day other than a Saturday or Sunday or any other day on which banking institutions in the State of New York are generally authorized or required by law or executive order to be closed.
Except as otherwise provided in the Indenture, the Company will pay interest on this Subordinated Note to the person in whose name this Subordinated Note is registered for such interest at the close of business on the 15th day of the month immediately preceding the applicable Interest Payment

Date, whether or not such day is a Business Day; provided that any interest payable on the Maturity Date will be paid to the person to whom the Principal is paid. This Subordinated Note will be payable as to principal and interest at the office or agency of the Paying Agent, or, at the option of the Company, payment of interest may be made by check delivered to the Holder at its address set forth in the Subordinated Note Register or by wire transfer to an account appropriately designated by the Person entitled to payment; provided, that the Paying Agent will have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of this Subordinated Note in the case of a payment of interest at Maturity).
3.Paying Agent and Registrar. The Trustee will act as the Company’s Paying Agent and Registrar with respect to the Subordinated Notes through its Corporate Trust Office presently located at 60 Livingston Avenue, St. Paul, Minnesota 55107. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity or appoint a successor.
4.Subordination. The indebtedness of the Company evidenced by this Subordinated Note, including the principal thereof and interest thereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to obligations of the Company constituting the Senior Indebtedness (as defined is the Indenture), including all indebtedness relating to money owed to general creditors and trade creditors, on the terms and subject to the terms and conditions as provided and set forth in the Indenture and will rank pari passu in right of payment with all other Subordinated Notes and all other unsecured subordinated indebtedness of the Company. Holder, by the acceptance of this Subordinated Note, agrees to and will be bound by such provisions of the Indenture and authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided.
5.Redemption. The Company may, at any time or from time to time on or after September 15, 2031, redeem this Subordinated Note, in whole or in part, without premium or penalty, but in all cases in a principal amount with integral multiples of $1,000. In addition, the Company may redeem all, but not a portion of the Subordinated Notes, at any time upon the occurrence of a Tier 2 Capital Event, Tax Event or if the Company is required to register as an investment company pursuant to the Investment Company Act of 1940, as amended (15 U.S.C. 80a-1 et seq.). Any redemption with respect to this Subordinated Note will be subject to any required regulatory approvals. This Subordinated Note is not subject to redemption at the option of the Holder. The Redemption Price with respect to any redemption permitted under this Indenture will be equal to 100% of the principal amount of this Subordinated Note, or portion thereof, to be redeemed, plus accrued but unpaid interest and Additional Amounts, if any, thereon to, but excluding, the Redemption Date.
If less than the then outstanding principal amount of this Subordinated Note is redeemed, (i) a new note shall be issued representing the unredeemed portion without charge to the Holder thereof and (ii) such redemption shall be effected on a pro rata basis as to the Holder, and if the Subordinated Notes are represented by Global Subordinated Notes held by DTC and such redemption is processed through DTC, such redemption will be made on a “Pro Rata Pass-Through Distribution of Principal” basis in accordance with the procedures of DTC. In the event a pro rata redemption as provided in the preceding sentence is not permitted under applicable law or applicable requirements of DTC, the Subordinated Notes to be redeemed will be selected by lot or such method as the Trustee will deem fair and appropriate.
6.Events of Default; Acceleration. An “Event of Default” means any one of the events described in Article VI of the Base Indenture, as amended and/or supplemented by Section 3.02(n) of the Fifth Supplemental Indenture. The Subordinated Notes are intended to be treated as Tier 2 capital (or its then-equivalent if the Company were subject to such capital requirement) for purposes of capital adequacy guidelines of the Board of Governors of the Federal Reserve System (or any successor regulatory authority with jurisdiction over bank holding companies) (the “Federal Reserve Board”)

as then in effect and applicable to the Company. If an Event of Default with respect to this Subordinated Note shall occur and be continuing, the principal and interest owed on this Subordinated Note shall only become due and payable in accordance with the terms and conditions set forth in Article VI of the Base Indenture and Section 3.02(k), (n), and (o) of the Fifth Supplemental Indenture. Accordingly, the Holder of this Subordinated Note has no right to accelerate the maturity of this Subordinated Note in the event that the Company fails to pay principal of or interest or Additional Amounts on any of the Subordinated Notes, or fails to perform any other covenant, warranty or other obligations under any of the Subordinated Notes or in the Indenture that are applicable to this Subordinated Note.
Upon an Event of Default, the Company may not declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock, make any payment of principal or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank equal with or junior to this Subordinated Note, or make any payments under any guarantee that ranks equal with or junior to this Subordinated Note, other than; (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of Company’s common stock; (ii) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of Company’s capital stock or the exchange or conversion of one class or series of Company’s capital stock for another class or series of Company’s capital stock; (iv) the purchase of fractional interests in shares of Company’s capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of Company’s common stock related to the issuance of common stock or rights under any of benefit plans for Company’s directors, officers or employees or any of Company’s dividend reinvestment plans.
7.Denominations, Transfer, Exchange. The Subordinated Notes are issuable only in registered form without interest coupons in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. The transfer of this Subordinated Note may be registered, and this Subordinated Note may be exchanged as provided in the Indenture. The Registrar may require the Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require the Holder to pay any taxes and fees required by law or permitted by the Indenture.
8.Charges and Transfer Taxes. No service charge will be made for any registration of transfer or exchange of this Subordinated Note, or any redemption or repayment of this Subordinated Note, or any conversion or exchange of this Subordinated Note for other types of securities or property, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of this Subordinated Note from the Holder requesting such transfer or exchange.
9.Persons Deemed Owners. The Company and the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Subordinated Note is registered as the owner hereof for all purposes, whether or not this Subordinated Note is overdue, and neither the Company, the Trustee nor any such agent will be affected by notice to the contrary.
10.Amendments; Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Subordinated Notes at any time by the Company and the Trustee with the consent of the holders of a majority in principal amount of the then outstanding Subordinated Notes. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the then outstanding Subordinated Notes, on behalf of the holders of all Subordinated Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Subordinated Note will be conclusive and binding upon such Holder and upon all future holders of this Subordinated Note and of any

Subordinated Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Subordinated Note.
11.No Impairment. No reference herein to the Indenture and no provision of this Subordinated Note or of the Indenture will alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (if any) and Additional Interest on this Subordinated Note at the times, place and rate as herein prescribed,
12.Sinking Fund: Convertibility. This Subordinated Note is not entitled to the benefit of any sinking fund. This Subordinated Note is not convertible into or exchangeable for any of the equity securities, other securities or assets of the Company or any Subsidiary.
13.No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Subordinated Note, or for any claim based thereon or otherwise in respect thereof, will be had against any past, present or future shareholder, employee, officer, or director, as such, of the Company or of any predecessor or successor, either directly or through the Company or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Subordinated Note by the Holder and as part of the consideration for the issuance of this Subordinated Note.
14.Authentication. This Subordinated Note will not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent
15.Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Additional abbreviations may also be used though not in the above list.
16.Available Information. The Company will furnish to the Holder upon written request and without charge a copy of the Indenture. Requests by Holders to the Company may be made to: First Internet Bancorp, 11201 USA Parkway, Fishers, Indiana 46037, Attn: Chief Financial Officer.
17.Governing Law. THIS SUBORDINATED NOTE WILL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Subordinated Note to be duly executed.
FIRST INTERNET BANCORP
By:
Name:
Title:
Attest:
By:
Name:
Title:
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Subordinated Notes of First Internet Bancorp referred to in the within-mentioned Indenture:
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee

By:
Name:
Title:
Dated:

ASSIGNMENT FORM
To assign this Subordinated Note, fill in the form below: (I) or (we) assign and transfer this Subordinated Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint _______________________ agent to transfer this Subordinated Note on the books of the Company. The agent may substitute another to act for him.

Date:        Your signature:
(Sign exactly as your name appears on the face of this Subordinated Note)

Tax Identification No:

Signature Guarantee:
(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbroker’s, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15).

The undersigned certifies that it [is / is not] an Affiliate of the Company and that, to its knowledge, the proposed transferee [is / is not] an Affiliate of the Company.
In connection with any transfer or exchange of this Subordinated Note occurring prior to the date that is one year after the later of the date of original issuance of this Subordinated Note and the last date, if any, on which this Subordinated Note was owned by the Company or any Affiliate of the Company, the undersigned confirms that this Subordinated Note is being:
CHECK ONE BOX BELOW:
☐    (1)    acquired for the undersigned’s own account, without transfer;
☐    (2)    transferred to the Company;
☐    (3)    transferred in accordance and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”);
☐    (4)    transferred under an effective registration statement under the Securities Act;
☐    (5)    transferred in accordance with and in compliance with Regulation S under the Securities Act;
☐    (6)    transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or an “accredited investor” (as defined in Rule 501(a)(4) under the Securities Act), that has furnished a signed letter containing certain representations and agreements; or
☐    (7)    transferred in accordance with another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Paying Agent will refuse to register this Subordinated Note in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Paying Agent may require, prior to registering any such transfer of this Subordinated Note, in its sole discretion, such legal opinions, certifications and other information as the Paying Agent may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act such as the exemption provided by Rule 144 under such Act.
Signature:

Signature Guarantee:
(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbroker’s, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-l5).
TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Subordinated Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.
Date:        Signature: